UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

Commission File Number: 001-36261

CHC Group Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CHC Group Ltd.

190 Elgin Avenue

Grand Cayman, KY1-9005

Cayman Islands

(604) 276-7500

(Address of principal executive offices, zip code)

(604) 276-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 is incorporated by reference here.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 18, 2012, CHC Helicopter S.A. filed a Registration Statement on Form S-4 disclosing entry into an Indenture with The Bank of New York Mellon, as trustee, HSBC Corporate Trustee Company (UK) Limited, as collateral agent, and the guarantors named therein providing for the issuance of its 9.250% senior secured notes due 2020 (the “2020 Notes”). On May 14, 2013, CHC Helicopter S.A. filed a Current Report on Form 8-K disclosing the entry into an Indenture with The Bank of New York Mellon, as trustee, and the guarantors named therein providing for the issuance of its 9.375% senior unsecured notes due 2021 (the “2021 Notes” and collectively with the 2020 Notes, the “Notes”).

On January 31, 2014, CHC Group Ltd., CHC Helicopter S.A., each existing guarantor, HSBC Corporate Trustee Company (UK) Limited, as collateral agent (with respect to the Second Supplemental Indenture only) and The Bank of New York Mellon, as trustee under the indenture entered into (i) that certain Second Supplemental Indenture to the 2020 Notes and (ii) that certain First Supplemental Indenture to the 2021 Notes (collectively, the “Supplemental Indentures”).

Pursuant to the Supplemental Indentures, CHC Group Ltd. unconditionally guaranteed all of the obligations of CHC Helicopter S.A. under the Indentures (as defined in the Supplemental Indentures) and the Notes. The description of the Supplemental Indentures contained herein is qualified in its entirety by reference to the Supplemental Indentures, copies of which are filed herewith as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Second Supplemental Indenture, dated as of January 31, 2014, among CHC Group Ltd., CHC Helicopter S.A., each other existing Guarantor referred to therein, HSBC Corporate Trustee Company (UK) Limited, as collateral agent, and The Bank of New York Mellon, as trustee under the Indenture referred to therein.

4.2	First Supplemental Indenture, dated as of January 31, 2014, among CHC Group Ltd., CHC Helicopter S.A., each other existing Guarantor referred to therein, and The Bank of New York Mellon, as trustee under the Indenture referred to therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Group Ltd.

By:	/s/ Russ Hill
Name: Russ Hill Title: Authorized Signatory

Date: February 4, 2014